As Filed With The Securities And Exchange Commission on February 14, 2007
                                         Registration Statement No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              ____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              ____________________


                           THINKENGINE NETWORKS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                                               20-8058881
-------------------------------                              -------------------
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                              Identification No.)


                               100 NICKERSON ROAD
                        MARLBOROUGH, MASSACHUSETTS 01752
              -----------------------------------------------------
              (Address of Registrant's Principal Executive Offices)


                          DIRECTORS' STOCK OPTION PLAN
                            ------------------------
                            (Full Title of the Plan)


                                  AMY M. TEFFT
                           THINKENGINE NETWORKS, INC.
                               100 NICKERSON ROAD
                        MARLBOROUGH, MASSACHUSETTS 01752
                                 (508) 597-0447
--------------------------------------------------------------------------------
(Name, Address and Telephone Number, including area code, of Agent for Service)


Copies of all communications, including all communications sent to agent for service should be sent to:
                              MICHAEL GRUNDEI, ESQ.
                               WIGGIN AND DANA LLP
                               400 ATLANTIC STREET
                           STAMFORD, CONNECTICUT 06901
                                 (203) 363-7600


                         CALCULATION OF REGISTRATION FEE

================================================================================================
                                        PROPOSED MAXIMUM    PROPOSED MAXIMUM
TITLE OF SECURITIES    AMOUNT TO BE        OFFERING            AGGREGATE          AMOUNT OF
 TO BE REGISTERED      REGISTERED(1)   PRICE PER SHARE(2)    OFFERING PRICE    REGISTRATION FEE
-------------------- ---------------- -------------------- ------------------ ------------------
COMMON STOCK,
$.001 PAR VALUE       150,000 SHARES        $3.045             $456,750.00           $48.87
PER SHARE
================================================================================================

(1) Plus such additional indeterminable number of shares as may be required pursuant to the Directors' Stock Option Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.

(2) Computed in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, such computation is based on $3.045 per share (the average of the high and low prices of the registrant's common stock as reported on the American Stock Exchange on February 9, 2007).
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Securities and Exchange Commission:

         (a) The Company's Annual Report on Form 10-K/A Amendment No. 1 for the fiscal year ended December 31, 2005;

         (b) All other reports filed by the Company with the Commission since December 31, 2005 pursuant to Section 13(a) or 15(d) of the Exchange Act;

         (c) The description of the Company's Common Stock is contained in the Company's Registration Statement on Form 8-A dated January 8, 2007, filed pursuant to Section 12(b) of the Exchange Act.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney's fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such an officer or director actually and reasonably incurred.

In accordance with the Delaware Law, the Registrant's Certificate of Incorporation contains a provision to limit the personal liability of the Registrant's directors for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation or law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. In addition, the holders of Common Stock are deemed to have consented to certain provisions of the Certificate of Incorporation under which certain allocations or corporate opportunities are not deemed to breach a director's fiduciary duty of loyalty.

The Registrant's Certificate of Incorporation provides for indemnification of the Registrant's officers and directors to the full extent permitted by applicable law.

In addition, the Registrant maintains directors' and officers' liability insurance.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.


ITEM 8.  EXHIBITS.

4.1 Specimen certificate for Common Stock (Exhibit 1 to Form 8-A Registration dated January 8, 2007 and included herein by reference)
5.1 Opinion of Wiggin and Dana LLP as to the legality of the securities being registered (filed herewith)
23.1     Consent of Carlin, Charron & Rosen LLP (filed herewith)
23.2     Consent of Counsel (included in Exhibit 5.1)
24.1     Power of Attorney (included in signature page)


ITEM 9.  UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:
    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant, pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, Commonwealth of Massachusetts, on February 14, 2007.

                                           THINKENGINE NETWORKS, INC.


                                           By /s/ Amy M. Tefft
                                              --------------------------
                                              Amy M. Tefft, Corporate Secretary


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael G. Mitchell, John E. Steinkrauss, Amy M. Tefft, Harold F. Mayer and Michael Grundei his/her true and lawful attorneys-in-fact and agents, each acting alone, with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this registration statement, and to file the same, with all exhibits thereunto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


      SIGNATURE                                      CAPACITY                              DATE
      ----------------------------       -------------------------------------       -----------------
(I)   Principal Executive Officer:

      /s/ Michael G. Mitchell            President and Chief Executive Officer       February 14, 2007
      ----------------------------
      Michael G. Mitchell


(ii)  Principal Financial and
      Accounting Officer:

      /s/ John E. Steinkrauss            Vice President, Chief Financial Officer     February 14, 2007
      ----------------------------       and Treasurer
      John E. Steinkrauss




                                        5

(iii) A Majority of the Board of
      Directors:

      /s/ Robert C. Fleming                                                          February 14, 2007
      ----------------------------
      Robert C. Fleming


      /s/ Michael G. Mitchell                                                        February 14, 2007
      ----------------------------
      Michael G. Mitchell


      /s/ William A. Merritt                                                         February 14, 2007
      ----------------------------
      William A. Merritt


      /s/ Robert H. Scott                                                            February 14, 2007
      ----------------------------
      Robert H. Scott


      /s/ William J. Stuart                                                          February 14, 2007
      ----------------------------
      William J. Stuart


      /s/ John E. Sweeney                                                            February 14, 2007
      ----------------------------
      John E. Sweeney

                                INDEX TO EXHIBITS





EXHIBIT                                                          SEQUENTIALLY
NUMBER                      DESCRIPTION                          NUMBERED PAGE
------                      -----------                          -------------

4.1   Specimen certificate for Common Stock (Exhibit 1 to
      Form 8-A Registration Statement dated January 8, 2007 and incorporated herein by reference)


5.1   Opinion of Wiggin and Dana LLP as to the legality of
      the securities being registered                                  8


23.1  Consent of Carlin, Charron & Rosen LLP                           9


23.2  Consent of Counsel                                         Included herein
                                                                 in Exhibit 5.1

24.1  Power of Attorney                                          Included herein
                                                                    on page 5












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